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                                                                      EXHIBIT 21


                       FEDERATED DEPARTMENT STORES, INC.
                              LIST OF SUBSIDIARIES


22 East Advertising Agency, Inc.
22 East Realty Corporation
A&S Real Estate, Inc.
Abraham & Straus, Inc.
Allied Mortgage Financing Corp.
Allied Stores Credit Holdings Corporation
Allied Stores General Real Estate Company
Allied Stores International Sales Company, Inc.
Allied Stores International, Inc.
Allied Stores Marketing Corp.
Astoria Realty, Inc.
Auburndale Realty, Inc.
BFC Real Estate Company
Bloomingdale's by Mail Ltd.
Bloomingdale's Real Estate, Inc.
Bloomingdale's, Inc.
Burdine's Main Store Real Estate, Inc.
Burdine's Real Estate II, Inc.
Burdine's Real Estate, Inc.
Burdines, Inc.
Douglaston Plaza, Inc.
FACS Group, Inc.
FDS National Bank
Federated Claims Services Group, Inc.
Federated Credit Holdings Corporation
Federated Department Stores Insurance Company, Ltd.
Federated Noteholding Corporation
Federated Real Estate, Inc.
Federated Stores Realty, Inc.
Jor-Mar, Inc.
Jordan Marsh Insurance Agency, Inc.
Jordan Marsh Stores Corporation
Jordan Servicenter, Inc.
Lazarus Real Estate, Inc.
Lazarus, Inc.
Prime Receivables Corporation





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Retail Service, Inc.
Rich's Department Stores, Inc.
Rich's Main Store Real Estate, Inc.
Rich's Real Estate, Inc.
Saramaas Realty Corp.
Seven Hills Funding Corporation
Seven West Seventh, Inc.
Stern's Department Stores, Inc.
Stern's-Echelon, Inc.
Stern's-Granite Run, Inc.
Stern's-Moorestown, Inc.
The Bon, Inc.
Tukwila Warehousing Services Corporation





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10kexhib.1021.doc